UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2017

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Suite 300

1055 West Hastings Street

 Vancouver, British Columbia,

 CANADA V6E 2E9

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  +1 (604) 609-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 7.01

Regulation FD Disclosure

On November 24, 2017, The British Columbia Securities Commission the “BCSC”) issued a press release that the it has partially revoked the cease trade order issued against DTS8 Coffee Company, Ltd. on August 11, 2016 (the “CTO”) for failing to file certain outstanding continuous disclosure documents in a timely manner.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017

DTS8 Coffee Company, Ltd.

(Registrant)

Richard Malcolm Smith

Chief Executive Officer

November 29, 2017

Board of Directors

DTS8 Coffee Company, Ltd

Suite H, 2248 Meridian Boulevard,

Minden, Nevada 894232

Dear Sirs,

RE: FORM 8-K

TO WHOM IT MAY CONCERN

I have received and reviewed a copy of the Current Report on Form 8-K dated November 29, 2017, to be filed with the Securities and Exchange Commission and the disclosures made under Item 5.02 thereof. I have no disagreements with the disclosures made by the Company as they pertain to my decision to resign from the Company’s Board of Directors.

I hereby consent to the inclusion of this letter as an exhibit to the Form 8-K.

Sincerely

Richard M. Smith